EXHIBIT 32.2

CERTIFICATION

PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of EPL Intermediate, Inc. (the "Company") for the year ended December 29, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary Campanaro, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 25, 2011

/s/ Gary Campanaro
Gary Campanaro
Chief Financial Officer and Treasurer
EPL Intermediate, Inc.

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to EPL Intermediate, Inc. and will be retained by EPL Intermediate, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.